UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2008

FIRST CHARTER CORPORATION
 (Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address of principal executive offices, including zip code)

(704) 688-4300
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

-------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS

As previously disclosed, First Charter Corporation ("First Charter") entered into an Amended and Restated Agreement and Plan of Merger, dated as of September 14, 2007, by and among First Charter, Fifth Third Bancorp ("Fifth Third") and Fifth Third Financial Corporation ("Fifth Third Financial") pursuant to which First Charter will merge with and into Fifth Third Financial (the "Merger").  The Merger is subject to shareholder approval as well as approval of banking regulatory authorities and the satisfaction of other closing conditions. As previously disclosed, the First Charter Shareholder meeting to consider and vote upon the Merger will be held at 10:00 a.m. on January 18, 2008.

On September 18, 2007, Fifth Third submitted the application to the Federal Reserve Board for approval of the Merger (the "Merger Application"). Fifth Third has informed First Charter that it has responded to information requests from the Federal Reserve Board regarding the application and comment letters received from the public but has not yet received approval. Fifth Third has also informed First Charter that although a first quarter closing still could be possible if approval would be obtained soon, Fifth Third no longer expects or believes that the transaction will close in the first quarter of 2008. As the passage of time makes a first quarter closing increasingly unlikely, First Charter now is planning for closing in the second quarter of 2008 although no assurance can be given in this regard. A news release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties. For a discussion of certain factors that may cause these forward-looking statements to differ materially from actual results, please refer to First Charter's filings with the Securities and Exchange Commission. First Charter undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Where You Can Find Additional Information About The Merger

The proposed Merger will be submitted to First Charter's shareholders for consideration. Fifth Third has filed with the Securities and Exchange Commission a Registration Statement on Form S-4, as amended, of which the November 29, 2007 proxy statement/prospectus, that were mailed to First Charter shareholders are part. These documents, and any applicable amendments or supplements, contain important information about the Merger, and Fifth Third and First Charter urge you to read these documents.

You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents free of charge from Fifth Third's website (www.53.com) under the heading "About Fifth Third" and then under the heading "Media and Investors-Investor Relations" and then under the item "SEC Filings." Documents filed with the SEC by Fifth Third are available free of charge by contacting Fifth Third at (513) 534-4546.

Participants in The Merger

Fifth Third and First Charter and their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Charter's shareholders in connection with the Merger. Information about the directors and executive officers of Fifth Third and First Charter and information about other persons who may be deemed participants in the Merger is included in the proxy statement/prospectus. You can find information about Fifth Third's executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2007. You can find information about First Charter's executive officers and directors in its definitive proxy statement filed with the SEC on April 25, 2007. You can obtain free copies of these documents from the websites of Fifth Third, First Charter or the SEC.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	News Release disseminated on January 14, 2008 by First Charter Corporation.

                                                            SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/S/ STEPHEN J. ANTAL
Stephen J. Antal
Executive Vice President, General Counsel, and Secretary

Dated:  January 14, 2008